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                                  EXHIBIT 99(a)
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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                                                                                    Quarter                       Nine months
                                                                         ended September 30,               ended September 30,
                                                                      ---------------------               -------------------
(in millions)                                                           1995           1994                 1995         1994
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
   Income before income tax expense                                   $  460         $  383               $1,239       $1,110
   Fixed charges                                                         372            311                1,135          869
                                                                      ------         ------               ------       ------
                                                                      $  832         $  694               $2,374       $1,979
                                                                      ======         ======               ======       ======
Fixed charges (1):
   Interest expense                                                   $  356         $  297               $1,087       $  827
   Estimated interest component of net rental expense                     16             14                   48           42
                                                                      ------         ------               ------       ------
                                                                      $  372         $  311               $1,135       $  869
                                                                      ======         ======               ======       ======

Ratio of earnings to fixed charges (2)                                  2.24           2.23                 2.09         2.28
                                                                      ======         ======               ======       ======

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
   Income before income tax expense                                   $  460         $  383               $1,239       $1,110
   Fixed charges                                                         118             93                  385          245
                                                                      ------         ------               ------       ------
                                                                      $  578         $  476               $1,624       $1,355
                                                                      ======         ======               ======       ======

Fixed charges:
   Interest expense                                                   $  356         $  297               $1,087       $  827
   Less interest on deposits                                            (254)          (218)                (750)        (624)
   Estimated interest component of net rental expense                     16             14                   48           42
                                                                      ------         ------               ------       ------
                                                                      $  118         $   93               $  385       $  245
                                                                      ======         ======               ======       ======
Ratio of earnings to fixed charges (2)                                  4.90           5.12                 4.22         5.53
                                                                      ======         ======               ======       ======

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(1)  As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.